For Immediate Release
Contact:
Dennis Craven (Company)                    Jerry Daly
Chief Financial Officer                    Daly Gray, Inc. (Media)
(561) 227-1386                        (703) 435-6293

Chatham Lodging Trust Announces 2013 Second Quarter Results

Comparable Hotel RevPAR up 6.1 Percent

PALM BEACH, Fla., August 5, 2013-Chatham Lodging Trust (NYSE: CLDT), a hotel real estate investment trust (REIT) that owns wholly or through its joint venture approximately $1.5 billion of premium-branded, upscale, extended-stay and select-service hotels, today announced results for the second quarter ended June 30, 2013.
Second Quarter 2013 Highlights

•
Hotel RevPAR - Rose 2.6 percent to $115 for the 20 hotels owned for the entire quarter. Excluding the Washington D.C. hotel, which currently is being renovated/rebranded, comparable RevPAR grew 6.1 percent (excluding the recently acquired Hyatt Place, RevPAR rose 5.3 percent).

•	Adjusted EBITDA - Increased 14.6 percent to $13.7 million.

•	Adjusted FFO - Improved 47.8 percent to $8.8 million. Adjusted FFO per diluted share rose 11.6 percent to $0.48.

•
Equity Offering and Continued Portfolio Growth - Raised $81.4 million in a common share follow-on offering to fund the acquisition of the Hyatt Place Pittsburgh for $40.0 million and entered into an agreement to acquire a Hampton Inn & Suites for $15.2 million.

•	Opportunistic JV Acquisition - Expanded joint venture relationship with Cerberus Capital Management, acquiring the Residence Inn in Torrance, Ca. for $31.0 million.

Consolidated Financial Results
The following is a summary of the consolidated financial results as reported based on the hotels owned for the comparable respective periods. RevPAR, ADR and occupancy are based on hotels owned as of June 30, 2013 ($ in millions, except per share data, RevPAR, ADR, occupancy and margins):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2,013	2,012	2,013	2,012
RevPAR	$115	$112	$107	$103
ADR	$139	$134	$136	$131
Occupancy	83.0%	83.5%	79.1%	79.0%
Adjusted EBITDA	$13.7	$11.9	$23.1	$20.5
GOP Margin	46.8%	46.7%	44.6%	44.6%
Hotel EBITDA Margin	40.1%	40.5%	37.4%	37.8%
Net income (loss)	$2.2	$1.2	$0.6	$(0.6)
AFFO	$8.8	$5.9	$13.3	$8.8
AFFO per diluted share	$0.48	$0.43	$0.74	$0.64
Dividends per share	$0.21	$0.20	$0.42	$0.375

Operating Results Growth
“Our portfolio continues to produce solid results as we execute our strategic growth initiatives, enhance earnings growth and build long-term value for our shareholders by selectively investing in hotels in quality markets at the right prices, making timely improvements and building strong operating results through aggressive asset management,” said Jeffrey H. Fisher, Chatham's president and CEO. “This allows us to produce meaningful cash flow and reward our shareholders with one of the strongest dividends in the industry.
“Our Q2 2013 comparable hotel RevPAR growth of 6.1 percent comes off of very strong RevPAR growth of more than seven percent in Q2 2012, and we remain encouraged by our top-line revenue performance and future potential. Our newly acquired assets in Houston, Tex.; Portland, Maine; and Pittsburgh, Pa. experienced double digit RevPAR growth for the quarter and reflect the benefits of our targeted market approach,” he added. “Additionally, we benefitted from continued strength in the operating results of our joint-venture portfolio with strong RevPAR growth of 5.8 percent in its core 51 hotels and comparable EBITDA growth of 7.3 percent.
“Operationally, we were pleased to see our gross operating margins expand year-over-year this quarter, up 10 basis points, reaching a very profitable margin of 46.8 percent, despite the drag from our under renovation Washington D.C. hotel with RevPAR down approximately 38.8 percent and operating margins down 340 basis points,” Fisher explained. “Combined with our aggressive asset management, with most of our RevPAR growth driven by ADR, we are able through our relationship with Island Hospitality to improve results quickly, moving profits and margins higher, which bodes well for our shareholders as the cycle matures.
“We raised $81 million in June via a common share offering and issued property specific debt of $44.2 million. These transactions funded the Hyatt Place Pittsburgh acquisition and repaid most of the borrowings outstanding on our line of credit, creating capacity to facilitate acquisitions of approximately $125 million and maintain leverage in the mid 40 percent range,” Fisher concluded.
Acquisitions
During the 2013 second quarter, the company completed the acquisition of the 178-room Hyatt Place® Pittsburgh/North Shore in Pittsburgh, Pa., for a purchase price of $40 million. The hotel opened in December 2010 and is located in Pittsburgh's North Shore neighborhood, next door to PNC Park (home of the Pittsburgh Pirates) and Heinz Field (home of the Pittsburgh Steelers), and near such attractions as the Andy Warhol Museum, the Carnegie Science Center and the National Aviary. The Pittsburgh Hyatt Place also is proximate to Fortune 500 employers such as Alcoa, Del Monte Foods, PNC Financial, U.S. Steel and Heinz.
“We source most of our acquisitions privately, which improves pricing and enables us to pass on incremental value to our shareholders. This beautiful hotel aligns perfectly with our strategy of acquiring premium-branded, upscale extended stay and select-service hotels in high demand markets that command high room rates and revenue,” commented Peter Willis, Chatham's chief investment officer. “We currently have one Hampton Inn & Suites hotel under contract to purchase for approximately $15.2 million, which we expect to close in the 2013 third quarter. We have an active pipeline, but remain disciplined and seek only those hotels that meet our very strict underwriting criteria.”
Also during the second quarter, the company expanded its relationship with Cerberus Capital Management, entering into a new joint venture in which Chatham owns a five percent interest. The new joint venture acquired the 248-suite Residence Inn by Marriott in Torrance, Ca. for $31.0 million, or

$125,000 per suite. Chatham will provide certain asset management services to the joint venture for a fee of one percent of revenue and will receive a promote interest based on meeting certain return thresholds. The hotel will be managed by Marriott International under an approximate five year term. “We continue to explore opportunities to expand our relationship with Cerberus,” Willis said. “We have an excellent partner in Cerberus who has confidence in our platform and wants to expand our very successful joint venture investment portfolio.”
Capital Structure
As of June 30, 2013, the company had net debt of $187.7 million (total debt less cash). Total debt outstanding was $206.3 million at an average interest rate of 4.7 percent, including $30.5 million outstanding on its senior secured revolving credit facility. On June 30, 2013, Chatham's leverage ratio was 34.2 percent based on the ratio of the company's net debt to hotel investments at cost.
In the 2013 second quarter, the company completed a follow-on offering of approximately 5.0 million common shares at $16.35 per share, 11.2 percent higher than the January 2013 offering price of $14.70 per share, generating gross proceeds of approximately $81.4 million.
During the quarter, the company closed on a 10-year, $20 million, fixed-rate, first mortgage loan secured by the 197-room Courtyard by Marriott Houston Medical Center. The loan carries a fixed interest rate of 4.18 percent per annum, with principal and interest based on a 30-year amortization. Additionally, the company closed on a 10-year, $24.2 million fixed-rate, first mortgage loan secured by the 178-room Hyatt Place Pittsburgh. The loan carries a fixed interest rate of 4.65 percent per annum, with principal and interest based on a 30-year amortization.
“Despite the fact that treasury rates have risen recently, interest rates remain historically very attractive, and we will continue to fund a portion of our growth with prudent leverage,” said Dennis Craven, Chatham's chief financial officer. “We currently have approximately $96 million available under our $115 million credit facility, and we will use this capacity, as well as long-term debt, to acquire assets and generate strong returns on equity for our shareholders.”

The Innkeepers joint venture is in the process of refinancing its existing debt of approximately $786 million through the issuance of $950 million of debt secured by 51 of the Innkeepers joint venture hotels. The refinancing will provide significant annual interest savings, returns of capital and fund certain future capital expenditures.
“The Innkeepers joint venture has generated significant cash distributions, and we estimate the joint venture will return most of our remaining investment after this refinancing. Financing was underwritten conservatively with a debt service coverage ratio of at least two times,” Craven highlighted. “With most of our capital estimated to be returned via this refinancing and distributable cash flow increasing, our promote interest is potentially a valuable component of Chatham's overall valuation.”
Hotel Renovations/Upgrades
The Washington, D.C. hotel renovation remains on track to convert to the Residence Inn by Marriott brand by September 1, 2013. The hotel remains open as an unbranded property. The renovation is expected to negatively impact third quarter FFO per share by $0.02. No other renovations are planned for 2013.
“Our hotels are in peak competitive condition, with only two hotels scheduled to undertake renovations next year and only one hotel scheduled for 2015,” Fisher said.
Dividend
Chatham currently pays a monthly dividend of $0.07 per common share, the only public lodging REIT to pay monthly dividends. The annualized dividend of $0.84 per common share represents a dividend yield of 4.8 percent, one of the highest in the hotel industry, based on the company's commons share closing price of $17.52 on August 2, 2013.
2013 Guidance
The company provides guidance, but does not undertake to update it for any developments in its business. Achievement of the results is subject to the risks disclosed in the company's filings with the Securities and Exchange Commission. The company's updated guidance presented below accounts for the performance through June 30, 2013. Guidance also factors in a September 1st rebranding of the Washington D.C. hotel and does not take into consideration any additional acquisitions that the company anticipates making over the remainder of the year or capital activities:

	Q3 2013	2013 Forecast
RevPAR	$120-$121	$109-$110
RevPAR growth	+4-5%	+3-4%
Total revenue	$33.6-$34.0 M	$117.8-$118.4 M
Net income	$2.8-$3.3 M	$3.3-$4.3 M
Net income per diluted share	$0.13-$0.15	$0.16-$0.21
Adjusted EBITDA	$14.9-$15.4 M	$48.6-$49.6 M
Adjusted funds from operation ("FFO")	$10.1-$10.6 M	$29.0-$30.0 M
Adjusted FFO per diluted share	$0.45-$0.47	$1.44-$1.48
Hotel EBITDA margins	40-41%	37.6-38.3%
Corporate cash administrative expenses	$1.5 M	$5.9 M
Corporate non-cash administrative expenses	$0.5 M	$2.2 M
Interest expense	$2.5 M	$10.1 M
Non-cash amortization of deferred fees	$0.3 M	$1.2 M
Acquisition costs and other charges	$1.5 M	$2.5 M
Income taxes	$0.0 M	$0.1 M
Weighted average shares outstanding	22.6 M	20.2 M

Funds from operations (FFO), Adjusted FFO (AFFO), EBITDA and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding these non-GAAP financial measures.
Earnings Call
The company will hold its second quarter 2013 conference call tomorrow, August 6, 2013, at 11:00 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham's Web site, www.chathamlodgingtrust.com, or www.streetevents.com, or may participate in the conference call by dialing 1-877-941-8631, reference number 4630897. A recording of the call will be available by telephone until midnight on Tuesday, August 13, 2013, by dialing 1-800-406-7325, reference number 4630897. A replay of the conference call will be posted on Chatham's website.

About Chatham Lodging Trust
Chatham Lodging Trust is a self-advised REIT that was organized to invest in upscale extended-stay hotels and premium-branded, select-service hotels. The company owns interests in 73 hotels acquired for approximately $1.5 billion, comprised of 21 hotels it wholly owns with an aggregate of 2,911 rooms/suites in 11 states and the District of Columbia and holds a minority investment in a joint venture that owns 52 hotels with an aggregate of 6,927 rooms/suites. Additional information about Chatham may be found at www.chathamlodgingtrust.com.

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, and (4) Adjusted EBITDA. These non-GAAP financial measures could be considered along with, but not as alternatives to, net income or loss, cash flows from operations or any other measures of the company's operating performance prescribed by GAAP.

FFO As Defined by NAREIT and Adjusted FFO
 The company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the performance of its underlying hotel properties. The company believes that these items are more representative of its asset base and its acquisition and disposition activities than its ongoing operations, and that by excluding the effects of the items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report FFO in accordance with the NAREIT definition.

The company further adjusts FFO for certain additional items that are not in NAREIT's definition of FFO, including acquisition transaction costs and other charges, losses on the early extinguishment of debt and adjustments for unconsolidated partnerships and joint ventures. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA and Adjusted EBITDA
The company calculates EBITDA as net income or loss excluding interest expense; provision for income taxes, including income taxes applicable to sale of assets; depreciation and amortization; and after adjustments for unconsolidated partnerships and joint ventures. The company believes EBITDA is useful to investors in evaluating its operating performance because it helps investors compare the company's operating performance between periods and between REITs that report similar measures by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The company further adjusts EBITDA for certain additional items, including acquisition transaction costs and other charges, losses on the early extinguishment of debt, non-cash share-based compensation and adjustments for unconsolidated partnerships and joint ventures, which it believes are not indicative of the performance of its underlying hotel properties. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

Although the company presents FFO, Adjusted FFO, EBITDA and Adjusted EBITDA because it believes they are useful to investors in comparing the company's operating performance between periods and between REITs, these measures have limitations as analytical tools. Some of these limitations are:

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect the company's cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the company's working capital needs;

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect funds available to make cash distributions;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company's debts;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
Non-cash compensation is and will remain a key element of the company's overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its operating performance for a particular period using adjusted EBITDA;

•
Adjusted FFO and Adjusted EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and

•	Other companies in the company's industry may calculate FFO, Adjusted FFO, EBITDA and Adjusted EBITDA differently than the company does, limiting their usefulness as a comparative measure.

The company's reconciliation of FFO, Adjusted FFO, EBITDA and Adjusted EBITDA to net income (loss) attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor
Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company's hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company's indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company's ability to maintain its properties in a first-class manner, including meeting capital expenditure requirements; the company's ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company's ability to complete acquisitions and dispositions; and the company's ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company's business described in the company's filings with the SEC. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of August 5, 2013, and the company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share and per share data)

	June 30, 2013	December 31, 2012
	(unaudited)
Assets:
Investment in hotel properties, net	$501,038	$426,074
Cash and cash equivalents	18,690	4,496
Restricted cash	2,686	2,949
Investment in unconsolidated real estate entities	13,383	13,362
Hotel receivables (net of allowance for doubtful accounts of $40 and $28, respectively)	2,302	2,098
Deferred costs, net	5,463	6,312
Prepaid expenses and other assets	2,485	1,930
Total assets	$546,047	$457,221
Liabilities and Equity:
Debt	$175,842	$159,746
Revolving credit facility	30,500	79,500
Accounts payable and accrued expenses	10,089	8,488
Distributions payable	1,657	2,875
Total liabilities	218,088	250,609
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized and unissued at June 30, 2013 and December 31, 2012	—	—
Common shares, $0.01 par value, 500,000,000 shares authorized; 22,559,418 and 22,558,058 shares issued and outstanding, respectively, at June 30, 2013 and 13,909,822 and 13,908,907 shares issued and outstanding, respectively, at December 31, 2012	223	137
Additional paid-in capital	368,540	240,355
Accumulated deficit	(42,698)	(35,491)
Total shareholders’ equity	326,065	205,001
Noncontrolling Interests:
Noncontrolling Interest in Operating Partnership	1,894	1,611
Total equity	327,959	206,612
Total liabilities and equity	$546,047	$457,221

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	For the three months ended		For the For the six months ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenue:
Room	$28,960	$24,858	$53,195	$46,441
Food and beverage	199	72	349	108
Other	1,202	1,084	2,213	1,887
Cost reimbursements from unconsolidated real estate entities	385	345	768	750
Total revenue	30,746	26,359	56,525	49,186
Expenses:
Hotel operating expenses:
Room	6,065	5,291	11,615	10,264
Food and beverage expense	182	87	317	154
Telephone expense	216	173	407	345
Other expense	378	379	727	676
General and administrative	2,742	2,348	5,308	4,569
Franchise and marketing fees	2,243	1,981	4,144	3,702
Advertising and promotions	651	560	1,308	1,171
Utilities	1,117	936	2,183	1,906
Repairs and maintenance	1,556	1,266	3,001	2,461
Management fees	825	692	1,509	1,288
Insurance	176	148	348	312
Total hotel operating expenses	16,151	13,861	30,867	26,848
Depreciation and amortization	4,026	4,123	7,778	7,462
Property taxes and insurance	2,045	1,623	4,032	3,256
General and administrative	2,064	1,947	4,046	3,724
Hotel property acquisition costs and other charges	1,059	44	1,236	83
Reimbursed costs from unconsolidated real estate entities	385	345	768	750
Total operating expenses	25,730	21,943	48,727	42,123
Operating income	5,016	4,416	7,798	7,063
Interest and other income	111	—	115	1
Interest expense, including amortization of deferred fees	(2,817)	(3,829)	(5,658)	(7,676)
Loss on early extinguishment of debt	—	—	(933)	—
Income (loss) from unconsolidated real estate entities	(89)	703	(720)	138
Income (loss) before income tax expense	2,221	1,290	602	(474)
Income tax expense	(45)	(133)	(45)	(100)
Net income (loss)	$2,176	$1,157	$557	$(574)
Income (loss) per Common Share - Basic:
Net income (loss) attributable to common shareholders	$0.12	$0.08	$0.02	$(0.05)
Income (loss) per Common Share - Diluted:
Net income (loss) attributable to common shareholders	$0.11	$0.08	$0.02	$(0.05)
Weighted average number of common shares outstanding:
Basic	18,147,108	13,810,190	17,682,199	13,802,588
Diluted	18,383,626	13,915,313	17,897,255	13,802,588
Distributions per common share:	$0.21	$0.20	$0.42	$0.375

CHATHAM LODGING TRUST
FFO and EBITDA
(In thousands, except share and per share data)
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2013	2012	2013	2012
Funds From Operations (“FFO”):
Net income (loss)	$2,176	$1,157	$557	$(574)
Loss (gain) on the sale of assets within the unconsolidated real estate entity	259	(670)	273	(670)
Depreciation	4,003	4,104	7,739	7,424
Adjustments for unconsolidated real estate entity items	1,285	1,266	2,526	2,525
FFO	7,723	5,857	11,095	8,705
Hotel property acquisition costs and other charges	1,059	44	1,236	83
Loss on early extinguishment of debt	—	—	933	—
Adjustments for unconsolidated real estate entity items	5	42	8	42
Adjusted FFO	$8,787	$5,943	$13,272	$8,830
Weighted average number of common shares
Basic	18,147,108	13,810,190	17,682,199	13,802,588
Diluted	18,383,626	13,915,313	17,897,255	13,891,792

	For the three months ended		For the six months ended
	June 30,		June 30,
	2013	2012	2013	2012
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net income (loss)	$2,176	$1,157	$557	$(574)
Interest expense	2,817	3,829	5,658	7,676
Income tax expense	45	133	45	100
Loss (gain) on the sale of assets within the unconsolidated real estate entity	259	(670)	273	(670)
Depreciation and amortization	4,026	4,123	7,778	7,462
Adjustments for unconsolidated real estate entity items	2,768	2,770	5,563	5,436
EBITDA	12,091	11,342	19,874	19,430
Hotel property acquisition costs and other charges	1,059	44	1,236	83
Loss on early extinguishment of debt	—	—	933	—
Adjustments for unconsolidated real estate entity items	5	42	8	42
Share based compensation	531	517	1,080	967
Adjusted EBITDA	$13,686	$11,945	$23,131	$20,522